UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2008

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-26823

Delaware	73-1564280
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Issuance of Senior Notes

On June 26, 2008, Alliance Resource Partners, L.P.’s (the “Partnership”) wholly-owned subsidiary, Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”) entered into a Note Purchase Agreement (the “2008 Note Purchase Agreement”) with various institutional purchasers under which the Intermediate Partnership issued $205 million aggregate principal amount of its Series A Senior Notes and $145 million aggregate principal amount of its Series B Senior Notes.

The Series A and Series B Senior Notes (collectively, the “2008 Senior Notes”) are non-amortizing notes and bear interest at the rate of 6.28% per annum, in the case of the Series A Series Notes, and 6.72% per annum, in the case of the Series B Senior Notes. Interest on both the Series A and Series B Senior Notes is payable semi-annually, with principal due upon maturity. The Series A Senior Notes mature on June 26, 2015, and the Series B Senior Notes mature on June 26, 2018. The Intermediate Partnership has the option to prepay the 2008 Senior Notes at any time in whole or in part subject to terms and conditions (including a make-whole payment) described in the 2008 Note Purchase Agreement. Upon a “change in control” (as defined in the 2008 Note Purchase Agreement), the Intermediate Partnership must offer to prepay the 2008 Senior Notes at a price equal to the principal amount of the 2008 Senior Notes plus accrued interest, but without any make-whole payment.

The 2008 Note Purchase Agreement requires the Intermediate Partnership and its subsidiaries to maintain (i) a “consolidated debt” to “consolidated cash flow” (as defined in the 2008 Note Purchase Agreement) ratio of not more than 3.5 to 1.0 (or, under certain limited circumstances and for a certain limited period of time, 4.0 to 1.0) and (ii) a ratio of “consolidated cash flow” to “consolidated interest expense” (as defined in the 2008 Note Purchase Agreement) during the four most recently ended fiscal quarters of not less than 3.5 to 1.0. The 2008 Note Purchase Agreement contains certain other restrictive covenants that, among other things, limit or restrict the Intermediate Partnership and its subsidiaries’ ability to incur indebtedness (in addition to the restrictions set forth in the financial ratios described above), create liens on their assets, enter into mergers or consolidations, transfer assets, make investments in other persons or pay dividends. In addition, the 2008 Note Purchase Agreement requires the Intermediate Partnership and its subsidiaries to comply with certain affirmative covenants, including the requirement to keep under the control of the Intermediate Partnership and its subsidiaries a certain minimum amount of mineable tons of coal.

The 2008 Note Purchase Agreement contains customary provisions regarding events of default which would permit the holders of the 2008 Senior Notes to declare the 2008 Senior Notes to be immediately due and payable if not cured within applicable grace periods, including but not limited to failure to make timely payments on the 2008 Senior Notes or the failure to comply with covenants or representations in the 2008 Note Purchase Agreement.

Each of the present subsidiaries of the Intermediate Partnership is a guarantor of the 2008 Senior Notes under a Subsidiary Guaranty Agreement, dated as of June 26, 2008 (the “Subsidiary Guaranty”). Under the Subsidiary Guaranty, each such present subsidiary has unconditionally guaranteed payments due under the 2008 Senior Notes, including certain other additional expenses that may be incurred. Any new subsidiaries may in the future become parties to the Subsidiary Guaranty.

The net proceeds from the offering of the 2008 Senior Notes will be used to repay a portion of the amounts outstanding under the Intermediate Partnership’s revolving credit facility, to pay expenditures associated with the development of the Intermediate Partnership’s River View Coal, LLC mining complex, to pay expenses associated with the offering of the 2008 Senior Notes and for other general working capital requirements.

A copy of the 2008 Note Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Prior Note Purchase Agreement

On June 26, 2008 and in conjunction with the issuance of the 2008 Senior Notes, the Intermediate Partnership entered into a First Amendment (the “First Amendment”) to the Note Purchase Agreement, dated as of August 16, 1999 (the “1999 NPA”), under which the Intermediate Partnership (as successor in interest to Alliance Resource GP, LLC) has issued $180 million in original aggregate principal amount of its 8.31% Senior Notes (the “1999 Senior Notes”) due August 20, 2014. The First Amendment was entered into primarily for the purpose of conforming the affirmative and negative covenants contained in Sections 9 and 10 of the 1999 NPA to the corresponding affirmative and negative covenants contained in the 2008 Note Purchase Agreement. The First Amendment did not change the amount due, interest rate, maturity date or interest payment dates applicable to the 1999 Senior Notes.

The First Amendment amends the financial ratios contained in Section 10.1 of the 1999 NPA to provide for (A) a ratio of “consolidated cash flow” to “consolidated interest expense” (as defined in the First Amendment) during the four most recently ended fiscal quarters of not less than 3.5 to 1.0 and (B) a ratio of “consolidated debt” to “consolidated cash flow” (as defined in the First Amendment) of not more than 3.5 to 1.0 (or, under certain limited circumstances and for a certain limited period of time, 4.0 to 1.0).

The First Amendment also:

(i) amends the 1999 NPA by requiring the Intermediate Partnership to offer to prepay the 1999 Senior Notes upon a “change in control” (as defined in the 1999 NPA) at a price equal to the principal amount of the 1999 Senior Notes plus accrued interest, but without any make-whole payment;

(ii) modifies certain of the affirmative covenants contained in Section 9 of the 1999 NPA, including the covenants relating to (A) the maintenance of insurance on its and its subsidiaries’ properties and business, (B) the payment of taxes and (C) the maintenance of its legal existence of that of its subsidiaries;

(iii) modifies certain of the negative covenants contained in Section 10 of the 1999 NPA (in addition to the financial ratios, as described above), including the covenants relating to (A) the making of dividends and distributions, including as to the timing of the making of distributions by the Intermediate Partnership, (B) restrictions on the right of the Intermediate Partnership and its subsidiaries to enter into other agreements that limit a subsidiary’s ability to pay dividends to or make advances to or investments in the Intermediate Partnership, (C) the sale or transfer of assets (increasing the amount of assets the Intermediate Partnership and its subsidiaries shall have the right to sell in a 365-day period to 15% the “consolidated total assets” of the Intermediate Partnership from 10%), (D) the nature of the businesses in which the Intermediate Partnership and its subsidiaries may engage, and (E) transactions entered into with its affiliates;

(iv) increases to $25 million from $10 million the dollar threshold for cross defaults under the 1999 NPA triggered by a default in the payment of other indebtedness or a default in the payment of unsatisfied legal judgments or orders; and

(v) adds certain new defined terms to, and amends certain existing defined terms in, the 1999 NPA.

A copy of the First Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. A copy of the 1999 NPA was filed on March 29, 2000 as Exhibit 10.2 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 above under “Issuance of Senior Notes” is hereby incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On June 26, 2008, the Intermediate Partnership entered into an amendment to its Second Amended and Restated Credit Agreement dated as of September 25, 2007, among the Intermediate Partnership, JPMorgan Chase Bank, N.A., as paying agent and co-administrative agent, Citicorp USA, Inc., as co-administrative agent, and the banks and other financial institutions a party thereto (the “Credit Agreement”). The amendment provides that, among other things, the subsidiaries of the Intermediate Partnership may guaranty additional indebtedness of the Intermediate Partnership that is permitted to be incurred by the Intermediate Partnership pursuant to the terms of the Credit Agreement.

A copy of the amendment to the Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Credit Agreement was filed on September 27, 2007 as Exhibit 99.1 to the Partnership’s Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Note Purchase Agreement, 6.28% Senior Notes Due June 26, 2015, and 6.72% Senior Notes due June 26, 2018, dated as of June 26, 2008, by and among Alliance Resource Operating Partners, L.P. and various investors.

10.2	First Amendment, dated as of June 26, 2008, to the Note Purchase Agreement, 8.31% Senior Notes due August 20, 2014, by and among Alliance Resource Operating Partners, L.P. (as successor to Alliance Resource GP, LLC) and various investors.

99.1	Letter Amendment No.1, dated as of June 26, 2008, to the Second Amended and Restated Credit Agreement, dated as of September 25, 2007, among Alliance Resource Operating Partners, L.P. as Borrower, the Initial Lenders, Initial Issuing Banks and Swing Line Bank, in each case as named therein, JPMorgan Chase Bank, N.A. as Paying Agent,, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A. as Co-Administrative Agents,, and Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc. as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: July 1, 2008